UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2015

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road

Wilmington, Delaware 19805

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition

On October 5, 2015, the Registrant announced an update to the 2015 second-half and full-year outlooks. The Registrant continues to expect that about 25% of the second-half outlook will be earned in the third quarter.  These expectations are subject to change as the Registrant is in the process of finalizing its financial statements for the third quarter.  In addition, the Registrant announced an acceleration and expansion of targeted cost savings from its operational redesign.  The Registrant will issue its earnings release for the third quarter on October 27, 2015.

A copy of the Registrant’s press release is furnished herewith on Form 8-K as Exhibit 99.1. The information contained in Item 2.02, including Exhibit 99.1, of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it will not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Today the Registrant and Ellen J. Kullman announced that Ms. Kullman’s tenure as Chief Executive Officer of the Registrant will come to a close on October 16, 2015. After more than 27 years of service, and 7 leading the Registrant as Chair and CEO, Ms. Kullman will separate from service with the Registrant, and resign from the Registrant’s board of directors, effective October 16, 2015, in accordance with the separation agreement, which is attached and described below.

In connection with her cessation of employment, on October 5, 2015, the Registrant and Ms. Kullman entered into a separation agreement, which provides that, upon her separation from service and subject to her execution of a release of claims against the Registrant, she will be entitled to the benefits, described below, which are those available generally to all retirement eligible Registrant employees under the Registrant’s equity plans and all full time employees under the Registrant’s Career Transition Program upon a similar termination of employment.

The separation benefits include continued cash payments for twelve months with a value in the aggregate equal to Ms. Kullman’s annual base salary and 2014 annual bonus ($2,795,000 in the aggregate), continued medical and dental benefits for twelve months at the active employee cost and continued life insurance coverage for twelve months at the Registrant’s expense. In accordance with the terms of the Registrant’s Short-Term Incentive Plan, Ms. Kullman will be paid a pro-rata annual bonus for 2015 based on actual performance of the Registrant, with any such bonus payable at the time it is paid to other senior executives of the Registrant. Ms. Kullman also will receive all other benefits for which she is already eligible, including her vested deferred compensation and pension benefits and retirement-based vesting of her outstanding equity awards.

Ms. Kullman has agreed to provide assistance to the Registrant in connection with any audits, investigations and administrative, regulatory or judicial proceedings, and she remains subject to existing post-employment restrictive covenants, including a one-year noncompete/nonsolicit provision.

A copy of the separation agreement is attached hereto as Exhibit 10.1, and the foregoing description of the separation agreement is qualified in its entirety by reference to the full terms of such agreement.

(c) The Registrant also announced today that the Board has appointed Edward D. Breen, age 59, effective as of October 6, 2015, as Interim Executive Officer, reporting to the Board, serving until the close of business on October 16, 2015, at which time he shall assume the role of Interim Chair of the Board and Interim Chief Executive Officer. Mr. Breen has been Chairman, since July 2002, of Tyco International plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products.  Mr. Breen also served as Chief Executive Officer of Tyco from July 2002 to September 2012. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen has also served as a director of Comcast Corporation (2005 to 2011 and since 2014).

In connection with his appointment as described above, effective October 6, 2015 Mr. Breen was granted restricted stock units covering 100,000 shares of the Registrant’s common stock.  The stock units vest monthly on a ratable basis over up to six months of continued service and vest on a pro-rata daily basis during the final month of service.

Item 7.01                                           Regulation FD Disclosure

On October 5, 2015, the Registrant issued a press release announcing an update to the 2015 second-half and full-year outlooks described in Item 2.02 and the management changes described in Item 5.02 of this Form 8-K. A copy of the Registrant’s press release is furnished herewith on Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and it will not be deemed incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01                                         Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated October 5, 2015.

99.1	Press Release dated October 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Nicholas C. Fanandakis
Executive Vice President and Chief Financial Officer

October 5, 2015

Item 9.01                                         Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated October 5, 2015.

99.1	Press Release dated October 5, 2015.